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EXHIBIT 10.1


                               EXCHANGE AGREEMENT

                                  BY AND AMONG

                            EZCOMM ENTERPRISES, INC.,

                              EUGENE SCIENCE INC.,

                 AND CERTAIN SHAREHOLDERS OF EUGENE SCIENCE INC.





                          DATED AS OF SEPTEMBER 1, 2005



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                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (the "AGREEMENT") is made and entered into as of September 1, 2005, by and among Ezcomm Enterprises, Inc., a Delaware corporation (the "COMPANY"); Eugene Science Inc., a Korean corporation ("EUGENE"); and each of the shareholders of Eugene who may, from time to time, execute a counterpart signature page to this Agreement (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").


                                    RECITALS

         A. The Shareholders own outstanding shares of Eugene (the "EUGENE SHARES").

         B. The parties desire to have the Company combine the respective businesses of the Company and Eugene by means of the acquisition by the Company of the Eugene Shares and the acquisition by the Shareholders of equity securities in the Company, in exchange for the consideration and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                    EXCHANGE
                                    --------

         1.1 GENERAL. At the Closing and subject to and upon the terms and conditions of this Agreement: (i) the Shareholders agree to contribute, transfer, assign and deliver to the Company, and the Company agrees to acquire from the Shareholders, all of the outstanding Eugene Shares owned by the Shareholders as specifically set forth on SCHEDULE 1.1 hereto; and (ii) the Company agrees to issue to the Shareholders, and the Shareholders agree to acquire from the Company, that number of shares of Common Stock, par value $0.0001 per share, of the Company (the "COMPANY SHARES") as is determined pursuant to SECTION 1.3 below. The transactions set forth above and the other transactions contemplated hereunder shall be referred to herein as the "TRANSACTION" or the "TRANSACTIONS".

         1.2 CLOSING. Unless this Agreement shall have been terminated pursuant to ARTICLE IX hereof, the closing of the Transaction (the "CLOSING") shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15821 Ventura Boulevard, Suite 525, Encino, CA 91436 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in ARTICLE VII, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         1.3 CONSIDERATION. In exchange for a U.S. Dollar amount equal to three
(3) Korean Won per Eugene Share and the additional agreements of the Company set forth herein, the Shareholders shall transfer all of the Eugene Shares to the Company. In exchange for a U.S. Dollar amount equal to .325603 Korean Won per Company Share and the additional agreements of the Shareholders set forth

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herein, the Company shall issue to each Shareholder 9.213678 Company Shares (the
"COMPANY SHARE RATIO") multiplied by the number of Eugene Shares acquired by the Company under this Agreement from such Shareholder. The Company covenants and agrees that, assuming all the holders of Eugene's outstanding shares transfer their Eugene Shares to the Company pursuant to this Agreement, there will be 353,688,000 shares of capital stock of the Company issued and outstanding, and the Company Shares issued under this Agreement shall represent 90% of the issued and outstanding shares of capital stock of the Company, immediately following the Closing. The cash and shares to be transferred as set forth above shall be delivered to Eugene as custodian and attorney-in-fact for the Shareholders, pursuant to a Custody Agreement, Share Agreement and a Power-of-Attorney as prepared by Korean counsel in accordance with Korean law and duly executed by the Shareholders.

         1.4 NO FRACTIONAL SHARES. No fractional Company Shares shall be issued in the Transaction. If the number of shares a holder of Eugene Shares holds immediately prior to the Closing multiplied by the Company Share Ratio would result in the issuance of a fractional Company Share, that product will be rounded down to the nearest whole number of Company Shares if it is less than the fraction of one-half (.5) of one Company Share or rounded up to the nearest whole number of shares of Common Stock if the said product is equal to or greater than the fraction of one-half (.5) of one Company Share.

         1.5 DELIVERY OF TRANSFER DOCUMENTS. At the Closing, the Company shall deliver certificates representing the Company Shares to the Shareholders and each Shareholder shall deliver an assignment or other acceptable instrument of transfer of the Eugene Shares owned by such Shareholder, duly executed by such Shareholder, together with (i) all such other documents as may be reasonably requested to vest in the Company good and marketable title to the Eugene Shares free and clear of any and all Liens (as defined in SECTION 2.3 hereof) and (ii) all other reasonably necessary documentary stamps. Eugene shall record the transfer of the Eugene Shares described in this SECTION 1.5 on the Eugene stock transfer books.

         1.6 ISSUANCE OF CERTIFICATES REPRESENTING COMPANY SHARES. At the Closing, the Company will issue Company Shares to the Shareholders as provided in SECTION 1.3 above (subject to SECTION 1.4). Company Shares, when issued hereunder, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Shareholders without registration under the Securities Act, or an available exemption from registration under the United Stated Securities Act of 1933, as amended (the "SECURITIES ACT"). The certificates representing Company Shares will contain the appropriate restrictive legends. At or prior to Closing, the Company may require the Shareholders to execute and deliver an investment representation letter or similar document containing such representations as may, in the Company's reasonably opinion, be required to comply with applicable provisions of the Securities Act.

         1.7 REMAINING EUGENE SHARES.

                  (a) If less than all the outstanding Eugene Shares are transferred to the Company at the Closing (any such Eugene Shares are referred to as the "REMAINING EUGENE SHARES"), then promptly following the Closing the Company will deposit in trust with Eugene as custodian for the Shareholders, the cash consideration payable and the Company Shares issuable pursuant to SECTION
1.3 to the holders of the Remaining Eugene Shares (the "REMAINING SHARE FUND").

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                  (b) No dividends or other distributions declared or made after the date of this Agreement with respect to Company Shares with a record date after the Closing Date will be paid to the holders of any Remaining Eugene
Shares until the holders of record of such Remaining Eugene Shares shall transfer such Remaining Eugene Shares to the Company and acquire such Company Shares from the Company in accordance with the terms hereof. Subject to applicable law, promptly following the transfer of any such Remaining Eugene Shares and the acquisition of the Company Shares, Eugene, as custodian, shall deliver to the record holders thereof, without interest, certificates representing the Company Shares issuable to such holders against delivery of the applicable consideration therefore.

                  (c) Any portion of the Remaining Share Fund which remains undistributed for one (1) year after the Closing Date shall be delivered to the Company, upon demand of the Company, and any Shareholders who have not theretofore complied with the provisions of this SECTION 1.7 shall thereafter look only to the Company for the Company Shares to which they are entitled pursuant hereto.

         1.8 TAX CONSEQUENCES. It is intended by the parties hereto that for United States income tax purposes, the contribution and transfer of the Eugene Shares by the Shareholders to the Company in exchange for Company Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

         1.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including qualifying the Transaction as a tax-deferred exchange within the meaning of Section 351 of the Code, and to vest the Company with full right, title and possession to Eugene Shares, the parties shall take all such lawful and necessary action.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

         Each Shareholder for himself, herself or itself only, and not with respect to any other Shareholder, hereby severally represents and warrants to, and covenants with, the Company with respect to such Shareholder as follows:

        2.1 OWNERSHIP OF INTERESTS. Each Shareholder is both the record and beneficial owner of the Eugene Shares set forth beside such Shareholder's name on SCHEDULE 1.1 hereto. Each Shareholder is not the record or beneficial owner of any other Eugene Shares. The information set forth on SCHEDULE 1.1 with respect to each Shareholder is accurate and complete.

         2.2 AUTHORITY. Each Shareholder that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Shareholder has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out each such Shareholder's obligations hereunder and thereunder, without


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the need for any Governmental Action/Filing. The execution, delivery and performance by each Shareholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Shareholder is a party or is bound or to which any of the Eugene Shares of such Shareholder are subject, or, to such Shareholder's knowledge, any Legal Requirement to which such Shareholder is subject, or result in the creation of any Lien on the Eugene Shares. This Agreement, and each Shareholder's ancillary documents to be executed and delivered by such Shareholder at the Closing, has been duly executed and delivered by such Shareholder (and each ancillary document to be executed and delivered by such Shareholder at or after the Closing will be duly executed and delivered by such Shareholder), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Shareholder will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Shareholder's legal, valid and binding obligation, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. For purposes of this Agreement, (x) the term "GOVERNMENTAL Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in SECTION 3.4(b)), and all requirements set forth in applicable Contracts (as defined in SECTION 3.16).

         2.3 TITLE TO SHARES. Each Shareholder has and shall transfer to the Company at the Closing, good and marketable title to the Eugene Shares shown as owned of record by such Shareholder as set forth on SCHEDULE 1.1 to this Agreement, free and clear of all Liens.

         2.4 PRE-EMPTIVE AND CONVERSION RIGHTS. At Closing, no Shareholder has any pre-emptive rights or rights to acquire any Eugene Shares that have not been waived or exercised.

         2.5 ACQUISITION OF COMPANY SHARES FOR INVESTMENT.

                  (a) Each Shareholder is acquiring Company Shares for investment for such Shareholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same, except as may be permitted under Regulation S of the Securities Act. Each Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares, except as may be permitted under Regulation S of the Securities Act.

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                  (b) Each Shareholder understands that the Company Shares are not registered under the Securities Act, that the issuance of the Company Shares to the Shareholders is intended to be exempt from registration under the Securities Act pursuant to either Section 4(2) thereof or Regulation S promulgated thereunder, and that the Company's reliance on such exemption is predicated on the Shareholder's representations set forth herein and in the investor representation letter to be executed and delivered to the Company by each Shareholder pursuant hereto. Each Shareholder represents and warrants that:
(i) he, she or it is either an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act or not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, (ii) he, she or it can bear the economic risk of his, her or its respective investments, and (iii) he, she or it possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Company Shares.

                  (c) Each Shareholder acknowledges that neither the U.S. Securities and Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

                  (d) Each Shareholder acknowledges that he, she or it has carefully reviewed such information as such Shareholder has deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Shareholder, he, she or it has been furnished all materials requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of the Company's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Shareholder have relied in agree to enter into the transactions set forth in this Agreement.

                  (e) Each Shareholder understands that the Company Shares issued hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Company Shares or any available exemption from registration under the Securities Act, the Company Shares may have to be held indefinitely. Each Shareholder that is not a U.S. person (as defined in Regulation S under the Securities Act), understands that the Company Shares have not and will not be registered under the Securities Act and, prior to the first anniversary date of the Closing may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Shareholder agrees not to engage in hedging transactions involving the Company Shares except in compliance with the Securities Act.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF EUGENE
                    ----------------------------------------

         Eugene hereby represents and warrants to the Company as follows:

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         3.1 ORGANIZATION AND QUALIFICATION. Eugene is a corporation duly incorporated, validly existing and in good standing under the laws of jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Eugene to be conducted. To its knowledge, Eugene is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in SECTION 10.2(b)) on Eugene. Complete and correct copies of the articles of incorporation and bylaws, or similar charter documents (collectively referred to herein as "CHARTER DOCUMENTS") of Eugene, as amended and currently in effect, have been made available to the Company. Eugene is not in violation of any of the provisions of the Eugene Charter Documents.

         3.2 CAPITALIZATION. At the close of business on the business day prior to the date hereof, SCHEDULE 1.1 hereto sets forth all of the outstanding Eugene Shares. All Eugene Shares on SCHEDULE 1.1 have been validly issued, fully paid and are nonassessable. Except as set forth in SCHEDULE 1.1, at the Closing there will be no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating Eugene to issue or grant any of the foregoing, including any pre-emptive or similar rights.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Eugene has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Eugene of the transactions contemplated hereby (including the Transaction) have been or will be prior to the Closing duly and validly authorized by all necessary action on the part of Eugene (including the approval by its board of directors and shareholders), and no other proceedings on the part of Eugene are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Eugene and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Eugene, enforceable against Eugene in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         3.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Eugene does not, and the performance of this Agreement by Eugene shall not, (i) conflict with or violate the Eugene's Charter Documents, (ii) to its knowledge, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Eugene's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in


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the creation of a lien or encumbrance on any of the properties or assets of
Eugene pursuant to, any Eugene Material Contract (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Eugene.

                  (b) The execution and delivery of this Agreement by Eugene does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of applicable securities laws and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Eugene is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Eugene or, after the Closing, the Company, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         3.5 COMPLIANCE. To the knowledge of Eugene, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Eugene. To Eugene's knowledge, the businesses and activities of Eugene have not been and are not being conducted in violation of any Legal Requirements. Eugene is not in default or violation of any term, condition or provision of any applicable Charter Documents of Eugene or Eugene Material Contracts to which Eugene is a party. To Eugene's knowledge, no written notice of non-compliance with any Legal Requirements relating or with respect to the business of Eugene has been received by Eugene (and Eugene has no knowledge of any material such notice delivered to any other Person).

         3.6 FINANCIAL STATEMENTS. Eugene has provided to the Company a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Eugene for the fiscal year ended December 31, 2004, which statements were prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and such statements fairly present in all material respects the financial position of Eugene at the date thereof and the results of its operations and cash flows for the period indicated, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Eugene's knowledge, the books of account and other financial records of Eugene have been maintained in accordance with good business practice.

         3.7 NO UNDISCLOSED LIABILITIES. Eugene has no liabilities individually in excess of $50,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material


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to the business, results of operations or financial condition of Eugene, except:
(i) liabilities provided for in or otherwise disclosed in the balance sheets of Eugene as of June 30, 2005, (ii) such liabilities arising in the ordinary course of Eugene's business since June 30, 2005, and (iii) liabilities that would not have a Material Adverse Effect on Eugene.

         3.8 LITIGATION. There are no claims, suits, actions or proceedings pending, or to the knowledge of Eugene threatened against Eugene, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Eugene or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

         3.9 LABOR MATTERS. Eugene is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Eugene nor does Eugene know of any activities or proceedings of any labor union to organize any such employees.

         3.10 RESTRICTIONS ON BUSINESS ACTIVITIES. To Eugene's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon Eugene or to which Eugene is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Eugene, any acquisition of property by Eugene or the conduct of business by Eugene as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Eugene.

         3.11 TITLE TO PROPERTY.

                  (a) To its knowledge, Eugene owns and has good and marketable title to all its personal property and other property and assets of Eugene (other than real property) ("PERSONAL PROPERTY") owned, used or held for use in connection with the business of Eugene, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of Eugene or which Liens would not have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Eugene.

                  (b) To Eugene's knowledge, all leases pursuant to which Eugene leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Eugene or, to Eugene's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Eugene.

         3.12 TAXES.

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                  (a) DEFINITION OF TAXES. For the purposes of this Agreement,
"TAX" or "TAXES" refers to any and all national, federal, state, local, foreign or other taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

                  (b) TAX RETURNS AND AUDITS. To Eugene's knowledge:

                        (i) Eugene has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("RETURNS") required to be filed by Eugene with any Tax authority prior to the date hereof, except such Returns which are not material to Eugene. All such Returns are true, correct and complete in all material respects. Eugene has paid all Taxes shown to be due on such Returns.

                        (ii) All Taxes that Eugene is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                        (iii) No audit or other examination of any Return of Eugene by any Tax authority is presently in progress, nor has Eugene been notified of any request for such an audit or other examination.

         3.13 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Eugene, to Eugene's knowledge: (i) Eugene has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Eugene (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Eugene were not contaminated with Hazardous Substances during the period of ownership or operation by Eugene; (iv) Eugene is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Eugene has not been associated with any release or threat of release of any Hazardous Substance; (vi) Eugene has not received any notice, demand, letter, claim or request for information alleging that Eugene may be in violation of or liable under any Environmental Law; and (vii) Eugene is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

                  As used in this Agreement, the term "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

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                  As used in this Agreement, the term "HAZARDOUS SUBSTANCE"
means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         3.14 BROKERS; THIRD PARTY EXPENSES. Other than its obligations to WestPark Capital, Inc., as set forth in that certain Agreement dated March 11, 2005 between Eugene and WestPark Capital, Inc.: (i) Eugene has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby; and (ii) no shares of capital stock, equity securities, convertible securities, warrants, options, or other derivative securities of Eugene or the Company are payable to any third party by Eugene or any Eugene Shareholder as a result of this Transaction.

         3.15 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

                  "INTELLECTUAL PROPERTY" shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS") worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators (URLs) and other names and locators associated with the Internet; (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, "TRADEMARKS"), worldwide;
(vii) all databases and data collections and all rights therein; and (viii) all moral and economic rights of authors and inventors, however denominated.

                  "EUGENE INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or licensed to, Eugene.

                  "EUGENE PRODUCTS" means all current versions of products of Eugene.

                  (a) To Eugene's knowledge, the Eugene Intellectual Property and Eugene Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Eugene, or which may affect the validity, use or enforceability of such Eugene Intellectual Property or Eugene Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Eugene.

                  (b) To Eugene's knowledge, Eugene either owns and has good and marketable title to each material item of Eugene Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for Eugene's use of Eugene Intellectual Property; and Eugene is the owner or licensee of all material Patents and Trademarks used in connection with the operation or conduct of the business of Eugene including the sale of any products by Eugene.

                  (c) The operation of the business of Eugene as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products of Eugene (including Eugene Products) and (ii) Eugene's use of any product, device or process, to Eugene's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

         3.16 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) For purposes of this Agreement, (i) the term "CONTRACTS" shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which Eugene is a party or by or to which any of the properties or assets of Eugene may be bound, subject or affected (including without limitation notes or other instruments payable), and (ii) the term "EUGENE MATERIAL CONTRACTS" shall mean (x) each Contract (I) providing for payments (present or future) to Eugene in excess of $50,000 in the aggregate, or (II) under which or in respect of which Eugene presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, and (y) without limitation of subclause (x), each of the following Contracts:

                           (i) any mortgage, indenture, note, installment
obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Eugene;

                           (ii) any guaranty, direct or indirect, by Eugene or
any officer, director or 5% or more shareholder ("INSIDER") of Eugene of any obligation of Eugene for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                           (iii) any Contract made other than in the ordinary
course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of Eugene or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Eugene;

                           (iv) any obligation to register any shares of the
capital stock or other securities of Eugene with any Governmental Entity;

                           (v) any obligation to make payments, contingent or
otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                           (vi) any lease or similar arrangement for the use by
Eugene of personal property;

                           (vii) any Contract granting or purporting to grant,
or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                           (viii) any Contract with Eugene to which any Insider
of Eugene is a party.

                  (b) Each Eugene Material Contract was entered into at arms' length and in the ordinary course, is in full force and effect and, to Eugene's knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Eugene Material Contracts have been made available to the Company.

                  (c) Neither Eugene nor to Eugene's knowledge, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Eugene Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on Eugene, and no party to any Eugene Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Eugene. Each Material Contract to which Eugene is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Eugene.

         3.17 GOVERNMENTAL ACTIONS/FILINGS. To the knowledge of Eugene, Eugene holds, and has made, all Governmental Actions/Filings reasonably necessary to the conduct by Eugene of its business (as presently conducted), except with respect to any Governmental Actions/Filings the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on Eugene.

         3.18 BOARD APPROVAL. The Board of Directors of Eugene has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

         3.19 REPRESENTATIONS AND WARRANTIES COMPLETE. The representations and warranties of Eugene included in this Agreement and any Schedule provided by Eugene pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants as follows:

         4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. To its knowledge, the Company is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the Charter Documents of the Company, as amended and currently in effect, have been heretofore delivered to Eugene. The Company is not in violation of any of the provisions of the Company's Charter Documents. As of the date of this Agreement, the Company has no subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and the Company has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

         4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 480,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, par value $0.0001 per share. At the close of business on the business day prior to the date hereof, (i) 35,368,800 shares of the Company's Common Stock were issued and outstanding; (ii) no shares of the Company's Preferred Stock were issued and outstanding; (iii) no shares of the Company's Common Stock were reserved for issuance upon the exercise of outstanding options or warrants to purchase Company Common Stock; (iv) no shares of the Company's Common Stock or Preferred Stock were reserved for issuance to any party (other than the Shareholders in accordance with this Agreement); and
(vi) no shares of the Company's Common Stock or Preferred Stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or securities. Immediately prior to Closing, the Company shall take all such action as is necessary so that there will be no more than 35,368,800 shares of the Company's Common Stock issued and outstanding and the shares issuable to the Shareholders under this Agreement will, assuming all outstanding Eugene Shares are transferred to the Company hereunder, represent 90% of the issued and outstanding shares of capital stock of the Company immediately following the Closing. The Company Shares to be issued under this Agreement, when issued pursuant to the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable. There is no plan or arrangement to issue the Company's Common Stock or Preferred Stock except as set forth in this Agreement. Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Company's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the reaffirmation. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         4.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company and the execution and delivery of each ancillary document to be delivered by the Company hereunder do not, and the performance of this Agreement and each such ancillary document by the Company will not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Contracts to which the Company is a party, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) the filing of a Current Report on Form 8-K with the SEC, (ii) the filing of a Form D with the SEC and other applicable requirements, if any, of applicable securities laws and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         4.5 COMPLIANCE. To the Company's knowledge, the Company has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, the businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements. The Company is not in default or violation of any material term, condition or provision of its Charter Documents or any Contract to which it is a party. To the Company's knowledge, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any material such notice delivered to any other Person).

         4.6 SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

                  (a) For all periods since February 20, 2004, the Company has filed all reports, schedules, forms, statements and other documents as required by the SEC in a timely basis (or has received a valid extension of such time of filing and has filed any such reports or other documents prior to the expiration of any such extension), and the Company has delivered or made available to Eugene all reports, schedules, forms, statements and other documents filed with the SEC during such period (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date hereof, then as of the date of such amendment, supplement or superseding filing) the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in such SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly and accurately present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by the Company's independent accountants). The Company does not have, and at the Closing will not have incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for liabilities and obligations that have been incurred since the date of the most recent balance sheet included in the SEC Documents in the ordinary course of business and are not (singly or in the aggregate) more than $10,000.

                  (b) The SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither the Company nor any of its officers has received any notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

                  (c) The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to the Company.

         4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents, since the date of the most recent financial statements included in the SEC Documents, the company has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any event which has had a Material Adverse Effect with respect to the Company; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by SECTION 5.1 without the prior consent of Eugene; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         4.8 INDEBTEDNESS; COMPANY ASSETS. The Company has no indebtedness for borrowed money. Immediately prior to the Closing, the Company will have no material assets.

         4.9 TAXES. To the Company's knowledge:

                   (a) The Company has timely filed all Returns required to be filed by the Company with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

                  (b) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (c) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

         4.10 AGREEMENTS, CONTRACTS AND COMMITMENTS. Each Contract to which the Company is a party was entered into at arms' length and in the ordinary course, is in full force and effect and, to the Company's knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Contracts to which the Company is a party have been heretofore made available to Eugene. Neither the Company nor to the Company's knowledge, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract to which the Company is a party, and no party to any Contract to which the Company is a party has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each Contract to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Eugene.

         4.11 RESTRICTIONS ON BUSINESS ACTIVITIES. To the Company's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company, in each case either before or after the Closing.

         4.12 LITIGATION. There are no claims, suits, actions or proceedings pending or to the Company's knowledge, threatened against the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

         4.13 BROKERS. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.14 GOVERNMENTAL ACTIONS/FILINGS. To its knowledge, the Company has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by the Company of its businesses (as presently conducted) or used or held for use by the Company. Each such Governmental Action/Filing is in full force and effect and the Company is in compliance with all of its obligations with respect thereto. To the Company's knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings.

         4.15 BOARD APPROVAL. The Board of Directors of the Company (including any required committee or subgroup of the Board of Directors of the Company) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

         4.16 EXCHANGE ACT COMPLIANCE. The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on the Company.

         4.17 INTERESTED PARTY TRANSACTIONS. Except as set forth in the SEC Documents, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other employee benefits made generally available to all employees. To the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a material contractual relationship, or any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such individual ownership of capital stock or other securities of the Company).

         4.18 RECORDS. The books of accounts, corporate records and minute books of the Company are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books of the Company have been provided to Eugene.

         4.19 REPRESENTATIONS AND WARRANTIES COMPLETE. The representations and warranties of the Company included in this Agreement and any Schedule provided by the Company pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.


                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

         5.1 CONDUCT OF BUSINESS BY EUGENE AND THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Eugene and the Company shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and
(iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on the SCHEDULE 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of Eugene and the Company shall not do any of the following:

                  (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, except for amendments by Eugene to outstanding options in connection with or to permit exercise of those options prior to the Closing.

                  (b) Grant any severance or termination pay to any officer, manager or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof.

                  (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property, except in the ordinary course of business consistent with past practice.

                  (d) Except for employment agreements in the ordinary course or otherwise scheduled or set forth in this Agreement, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock.

                  (e) Amend its Charter Documents.

                  (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Eugene or the Company, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services.

                  (g) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party.

                  (h) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course.

                  (i) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Eugene or the Company, as applicable, or incurred since the date of such financial statements.

                  (j) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Eugene Material Contract or Company Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder.

                  (k) Except as required by U.S. GAAP or other applicable accounting standards, revalue any of its assets or make any change in accounting methods, principles or practices.

                  (l) Settle any litigation.

                  (m) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice.

                  (n) Form, establish or acquire any subsidiary.

                  (o) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in SECTION 5.1(a) through (n) above.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

         6.1 BOARD OF DIRECTORS OF THE COMPANY. At Closing, the current board of directors of the Company shall deliver duly adopted resolutions to: (a) set the size of the Company's board of directors to between four (4) and seven (7) members effective as of the Closing, the actual number to be determined by resolution of the Company's board of directors and to initially equal four (4) members effective as of the Closing; and (b) elect the four (4) individuals to be specified in writing by Eugene prior to Closing to the Company's board of directors effective as of the Closing; and (c) accepting the resignations of the current officers and directors of the Company effective as of the Closing ("RESOLUTIONS"). At Closing, the current officers and director of the Company shall deliver their resignations, as appropriate, as officers and directors of the Company to be effective upon the Closing (the "RESIGNATIONS").

         6.2 UNDERTAKING BY COMPANY ACCOUNTANT. On or before the Closing, Eugene shall have received an acknowledgement and understanding from SF Partnership, LLP ("ACCOUNTANT"), satisfactory to Eugene, that: (i) the Accountant has agreed to an engagement with the Company to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of Eugene and Company to comply with the Company's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board, (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for Eugene and Company, as applicable, in any regulatory filing by the Company prior to or following the Closing, and (v) the Accountant shall consent to the use of its name and the disclosure of its engagement by the Company in the Change of Accountant Form 8-K (as defined in SECTION 6.3).

         6.3 CHANGE OF ACCOUNTANTS. At Closing, the Company shall prepare the Form 8-K announcing the change in the Company's certifying accountants from Russell Bedford Stefanou Mirchandani LLP ("COMPANY'S ACCOUNTANT") to the Accountant effective as of the Closing ("CHANGE OF ACCOUNTANT FORM 8-K"), in a form acceptable to Company and Eugene and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Company's Accountant shall have issued its resignation letter to the Company resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("RESIGNATION LETTER").

         6.4 OTHER ACTIONS.

                  (a) At least ten (10) days prior to Closing, the Company shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 INFORMATION STATEMENT"), and the Company shall file the 14f-1 Information Statement with the SEC and mail the same to each of the Company's stockholders.

                  (b) Prior to Closing, the Company and Eugene shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the required business and financial information concerning Eugene, as reasonably determined by counsel to Eugene ("TRANSACTION FORM 8-K"), which shall be in a form reasonably acceptable to Eugene. Prior to the Closing, Eugene shall deliver to the Company pro forma financial statements for the Company and Eugene, on a consolidated basis, giving effect to the Transaction, for such periods as required by the SEC through and including December 31, 2004 and the applicable interim period, to be included in the Transaction Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved ("PRO FORMA FINANCIAL STATEMENTS"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction Form 8-K. Prior to Closing, Eugene shall prepare the press release announcing the consummation of the Transaction hereunder ("PRESS RELEASE"). At the Closing, the Company shall file the Transaction Form 8-K with the SEC and issue the Press Release.

                  (c) Company and Eugene shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Company and Eugene shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and Eugene shall act reasonably and as promptly as practicable.

         6.5 REQUIRED INFORMATION. In connection with the preparation of the Transaction Form 8-K, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, the Company and Eugene each shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers and shareholders (including the directors and officers of the Company to be elected effective as of the Closing pursuant to SECTION 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of the Company and Eugene or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         6.6 EXECUTION BY SHAREHOLDERS. As soon as practicable after execution of this Agreement, Eugene shall: (a) present this Agreement and any ancillary agreements to be executed by the Shareholders pursuant to this Agreement to the remaining Shareholders which have not already executed and delivered a counterpart signature page to this; (b) have the Eugene Board of Directors recommend that the Shareholders execute and deliver this Agreement and any ancillary agreements to be executed by the Shareholders pursuant to this Agreement and, subject to the terms and conditions hereof, consummate the Transaction; and (c) use commercially reasonable efforts to cause each Shareholder to execute and deliver this Agreement and any ancillary agreements to be executed by the Shareholders pursuant to this Agreement.

         6.7 CONFIDENTIALITY; ACCESS TO INFORMATION.

                  (a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in ARTICLE IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

                  (b) ACCESS TO INFORMATION.

                        (i) Eugene will afford the Company and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Eugene during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Eugene, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this SECTION 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                       (ii) The Company will afford Eugene and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Eugene may reasonably request. No information or knowledge obtained by Company in any investigation pursuant to this SECTION 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

         6.8 NO SOLICITATION. Other than with respect to the Transaction, each of Eugene and the Company agrees that neither it nor any of its officers, directors, managers, shareholders or affiliates shall, and that it shall direct and use its reasonable best efforts to cause its and its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of it, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for the outstanding Eugene Shares or Company capital stock (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each of Eugene and the Company further agrees that neither it nor of its officers, directors, managers, shareholders or affiliates shall, and that it shall direct and use its reasonable best efforts to cause its agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided that the Board of Directors of each of Eugene and Company can take such action as is necessary for them to satisfy their applicable fiduciary duties with respect to the consideration of any unsolicited Acquisition Proposal received after the date hereof. Each of Eugene and the Company agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Eugene and the Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this SECTION 6.8.

         6.9 PUBLIC DISCLOSURE. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall immediately notify the other party prior to such disclosure.

         6.10 NOTIFICATION.

                  (a) Eugene shall give prompt notice to the Company upon becoming aware that any representation or warranty made by them contained in this Agreement was untrue or inaccurate as of the signing of this Agreement or later has become untrue or inaccurate, or of any failure of Eugene to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in ARTICLE VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (b) The Company shall give prompt notice to Eugene upon becoming aware that any representation or warranty made by it contained in this Agreement was untrue or inaccurate as of the signing of this Agreement or later has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in ARTICLE VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.11 ABSENCE OF MATERIAL LIABILITIES. Immediately prior to Closing, the Company shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) any agreement with the Company's stock transfer agent, and (ii) this Agreement.

         6.12 BUSINESS RECORDS. At Closing, the Company shall cause to be delivered to Eugene all records and documents relating to the Company which the Company possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, stock record books, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company.

         6.13 KOREAN FILINGS. The parties will execute such further documents as may be required to provide notice to The Bank of Korea, under the Korean Foreign Exchange Transactions Act, the Korea Investment Service Center, under the Korean Foreign Investment Promotion Act and any other Korean agency where filings are required under Korean law.

         6.14 REGISTRATION OF COMPANY SHARES. The Company shall not register any of the Company Shares issued hereunder for resale by the Shareholders under the Securities Act unless and until the Company's shares are then listed on the New York Stock Exchange or American Stock Exchange or quoted on the Nasdaq National Market System or Nasdaq SmallCap Market; provided, however, that notwithstanding the foregoing the Company shall be permitted, in its sole discretion, to register for resale up to 1,000,000 Company Shares issued under this Agreement.

         6.15 FORM S-8 REGISTRATIONS. For period of eighteen (18) months following the Closing Date, the Company shall not register any securities on Form S-8 other than registrations of employee stock incentive plans for the benefit of the Company's or Eugene's employees generally. No options to purchase shares of capital stock of the Company issued on or after the Closing Date shall be exercisable by the optionee until at least one (1) year after the Closing Date.

         6.16 CERTAIN ACQUISITIONS. For a period of eighteen (18) months following the Closing Date, the Company shall not effect the acquisition of any other business or entity in a transaction in which the valuation attributed to the business or entity to be acquired is greater than one hundred fifty percent (150%) of the net asset value of such business or entity to be acquired, as determined in good faith by the Board of Directors of the Company.

                                   ARTICLE VII

                          CONDITIONS TO THE TRANSACTION
                          -----------------------------

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE TRANSACTION. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Eugene has material operations relating to the transactions contemplated hereby has expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

                  (b) REQUIRED APPROVALS. This Agreement and the Transaction have been duly approved and adopted, by the requisite actions of the Board of Directors of Eugene under the laws of Korea and the Eugene Charter Documents, and by the requisite actions of the Board of Directors of the Company under the laws of the State of Delaware and Company Charter Documents.

                  (c) 14F-1 INFORMATION STATEMENT. At least ten (10) days prior to Closing, the Company shall have filed the 14f-1 Information Statement with the SEC, and the Company shall have mailed the 14f-1 Information Statement to each of the stockholders of the Company, and the Company shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

                  (d) EXECUTION BY SHAREHOLDERS. Persons holding at least eighty percent (80%) of the total outstanding Eugene Shares immediately prior to or at Closing shall have executed a counterpart signature page to this Agreement to transfer their Eugene Shares to the Company on the same terms and conditions as each other Shareholder.

                  (e) SECURITIES LAWS. The Company Shares to be issued under this Agreement are exempt from, or have been registered or qualified under, the applicable securities laws of each appropriate jurisdiction to the satisfaction of the Company and Eugene and their respective counsels.

                  (f) KOREAN LEGAL OPINION. The parties shall have received an opinion, in a form reasonably acceptable to the parties, that the transactions contemplated by this Agreement were conducted in compliance with Korean law.

         7.2 CONDITIONS TO OBLIGATIONS OF EUGENE AND THE SHAREHOLDERS. The obligations of Eugene and the Shareholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by Eugene (for itself and as the attorney-in-fact for the Shareholders):

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. Eugene shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company.

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) DIRECTOR AND OFFICER RESIGNATIONS AND APPOINTMENTS. The Company shall have delivered to Eugene the Resignations and Resolutions in a form satisfactory to Eugene, effective as of the Closing. The Company shall also have delivered to Eugene evidence satisfactory to Eugene of the appointment of new directors of the Company in accordance with SECTION 6.1 hereof.

                  (d) CONSENTS. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company taken as a whole.

                  (e) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

                  (f) NO FINANCIAL OBLIGATIONS. Immediately prior to the Closing, the Company shall have no liabilities or obligations, other than as set forth in SECTION 6.11 hereof.

                  (g) SEC COMPLIANCE. Immediately prior to Closing, the Company shall be in compliance with the reporting requirements under the Exchange Act.

                  (h) BUSINESS RECORDS; RESIGNATION LETTER. The Company shall have delivered to Eugene the Business Records and the Resignation Letter from Company's Accountants.

                  (i) OTHER DELIVERIES. At Closing, the Company shall have delivered to Eugene and/or the Shareholders: (i) certificates representing Company Shares to the Shareholders as set forth in SCHEDULE 1.1 hereof, (ii) copies of resolutions and actions taken by the Company's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Company and its counsel in order to consummate the transactions contemplated hereunder.

         7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Eugene and the Shareholders contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing. The Company shall have received a certificate with respect to the foregoing signed on behalf of Eugene by an authorized officer of Eugene with respect to the foregoing as its relates to Eugene.

                  (b) AGREEMENTS AND COVENANTS. Eugene and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (c) CONSENTS. Eugene shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Eugene.

                  (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Eugene shall have occurred since the date of this Agreement.

                  (e) CHANGE OF ACCOUNTANT FORM 8-K; PRESS RELEASE. Eugene shall have delivered the Change of Accountant Form 8-K and Press Release to the Company, each in a form reasonably acceptable to the Company.

                  (f) OTHER DELIVERIES. At Closing, Eugene and/or the Shareholders shall have delivered to the Company: (i) documents evidencing the transfer of the Eugene Shares owned by the Shareholders, in accordance with
Section 1.5, (ii) copies of resolutions and actions taken Eugene's board of directors or comparable governing body in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.


                                  ARTICLE VIII

                                    SURVIVAL
                                    --------

         Except as specifically set forth in ARTICLE IX, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Eugene and the Company;

                  (b) by either Eugene or the Company if the Transaction shall not have been consummated by October 1, 2005 for any reason; provided, however, that the right to terminate this Agreement under this SECTION 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Eugene of the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

                  (d) by Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Eugene or the Shareholders set forth in this Agreement, or if any representation or warranty of Eugene or the Shareholders shall have become materially untrue, in either case such that the conditions set forth in SECTION 7.1 or SECTION 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Eugene's or the Shareholders' representations and warranties or breach by Eugene or the Shareholders is curable by Eugene or the Shareholders prior to the Closing Date, then the Company may not terminate this Agreement under this SECTION 9.1(d) for thirty (30) days after delivery of written notice from Company to Eugene and the applicable Shareholders of such breach, provided Eugene or the applicable Shareholders continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this SECTION 9.1(d) if it shall have materially breached this Agreement or if such breach by Eugene or the Shareholders is cured during such thirty (30)-day period);

                  (e) by Eugene, upon a material breach of any or representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in SECTION 7.1 or SECTION 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the Closing Date, then Eugene may not terminate this Agreement under this SECTION 9.1(e) for thirty (30) days after delivery of written notice from Eugene to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Eugene may not terminate this Agreement pursuant to this SECTION 9.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period).

         9.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under SECTION 9.1 above will be effective immediately upon (or, if the termination is pursuant to SECTION 9.1(d) or SECTION 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in SECTION 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in this SECTION 6.7(a), SECTION 9.2, SECTION 9.3 and ARTICLE X (General Provisions), each of which shall survive the termination of this Agreement.

         9.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated.

         9.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Company, Eugene and the Shareholders holding a majority of the Eugene Shares held by all Shareholders a party hereto.

         9.5 EXTENSION; WAIVER. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                    ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

         10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a) if to the Company, to:

                  Ezcomm Enterprises, Inc.
                  Peter Braun, President
                  11789, 79A Avenue
                  Delta, BC, V4C 1V7
                  (604) 599-8186 telephone
                  (604) 605-0508 telecopy

                  (b) if to Eugene or the Eugene Shareholders, to:

                  Eugene Science Inc.
                  16-7 Samjung-dong, Ojung-ku,
                  Pucheon, Kyonggi-do,
                  Korea 421-150
                  Attn: CEO
                  (82-32) 676-6283 telephone
                  (82-32) 676-6373 telecopy

                  with a copy to:

                  Stubbs Alderton & Markiles, LLP
                  15821 Ventura Boulevard, Suite 525
                  Encino, CA 91436
                  Attn:  Scott W. Alderton, Esq.
                  (818) 444-4501 telephone
                  (818) 444-4520 telecopy


         10.2 INTERPRETATION.

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. References to the Company shall be deemed to include the Company and all of its direct or indirect subsidiaries.

                  (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, or (c) changes affecting the industry generally in which Eugene or the Company operates.

                  (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (d) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

         10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

         10.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this SECTION 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                     EZCOMM ENTERPRISES, INC.



                                     By: /s/ Peter Braun
                                         ---------------------------------------
                                         Peter Braun, President





                                     EUGENE SCIENCE INC.



                                     By: /s/ Tony Kim
                                         ---------------------------------------
                                         Tony Kim, Director and Attorney-in-Fact

                               EUGENE SCIENCE INC.
                         SHAREHOLDERS' SIGNATURE PAGE TO


                               EXCHANGE AGREEMENT

                             Dated September 1, 2005
                         Among Ezcomm Enterprises, Inc.,
                            Eugene Science Inc., and
                     The Shareholders of Eugene Science Inc.

         The undersigned Shareholder hereby executes and delivers the Exchange Agreement (the "AGREEMENT") to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement. The undersigned Shareholders shall be bound by all provisions of the Agreement applicable to Shareholders and confirms the accuracy of the representations and warranties of such Shareholder set forth in ARTICLE II of the Agreement.


         IF AN INDIVIDUAL:


                  --------------------------------------------------------------
                                          (Signature)


                  --------------------------------------------------------------
                     (Type or print name as it should appear on certificate)
                  --------------------------------------------------------------


         IF AN ENTITY:


                  --------------------------------------------------------------
                     (Type or print name as it should appear on certificate)


                  By:
                      ----------------------------------------------------------
                        Name:
                              --------------------------------------------------
                                          (Type or print name)
                        Title:
                               -------------------------------------------------

                  Address:
                           -----------------------------------------------------

                           -----------------------------------------------------

                  Telephone:  (   )
                               ---  --------------------------------------------
                  Facsimile:  (   )
                               ---  --------------------------------------------


NUMBER OF EUGENE SHARES HELD:
                              --------------------